Exhibit 99.1

GLADSTONE COMMERCIAL CORPORATION ANNOUNCES $21.3 MILLION

INDUSTRIAL PORTFOLIO ACQUISITION IN DETROIT AREA

MCLEAN, Va., November 1, 2018 (GLOBE NEWSWIRE) — Gladstone Commercial Corporation (NASDAQ: GOOD) (“Gladstone Commercial”) announced that it completed the acquisition of a two building, 218,703 SF industrial portfolio in the Detroit, MI suburbs of Auburn Hills and Sterling Heights for $21.3 million through an UPREIT transaction, inclusive of assumed debt. The initial capitalization rate for the acquisition is 7.5%, and the average (GAAP) capitalization rate is 8.0%.

The portfolio is 100% leased with a weighted average lease term of 10.5 years. The 144,400 SF Auburn Hills property is 100% occupied under a 10.2 year lease by Dana Driveshaft Manufacturing, LLC, a subsidiary of Dana Incorporated (NYSE: DAN). Dana Incorporated, which guarantees the lease, provides drive and motion products, sealing solutions, thermal-management technologies, and fluid-power products to vehicle and engine manufacturers in North America, Europe, South America, and Asia Pacific. The 74,303 SF Sterling Heights property is 100% occupied under a 10.9 year lease by TransForm Automotive, LLC (“TransForm”), a subsidiary of Means Industries, Inc., which guarantees the lease. TransForm specializes in various components and assemblies for transmission production utilizing proprietary stamping, forming, flow forming, machining, laser-welding and assembly processes.

“This portfolio acquisition expands our industrial presence in the Detroit Area, where we now own five industrial assets totaling over 900,000 square feet. The Detroit Area industrial market fundamentals are favorable, with a vacancy rate below 5%, and long term trends of positive absorption and rent growth. This investment should provide accretive, long term returns to our investors, while increasing our industrial concentration and weighted average lease term for the Gladstone Commercial portfolio,” said Matt Tucker, Senior Managing Director of Gladstone Commercial.

“As our first UPREIT transaction, this acquisition represents our commitment to utilizing all of the tools at our disposal to execute our strategy and provide strong returns for our shareholders, and this investment reinforces our desire to amass portfolios of high quality properties in our target markets” said Bob Cutlip, President of Gladstone Commercial.

About Gladstone Commercial (NASDAQ: GOOD)

Gladstone Commercial is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties across the United States. As of September 30, 2018, its real estate portfolio consisted of 99 properties located in 24 states, totaling approximately 11.6 million square feet. For additional information please visit www.gladstonecommercial.com.

For Broker Submittals:

Southwest:	Midwest/Northeast:
Buzz Cooper	Matt Tucker
Senior Managing Director	Senior Managing Director
(703) 287-5815	(703) 287-5830
Buzz.Cooper@gladstonecompanies.com	Matt.Tucker@gladstonecompanies.com

West:	Southeast:
Andrew White	Brandon Flickinger
Managing Director	Managing Director
(310) 953-4960	(703) 287-5819
Andrew.White@gladstonecompanies.com	Brandon.Flickinger@gladstonecompanies.com

Investor or Media Inquiries:

Bob Cutlip
President – Gladstone Commercial Corporation
(703) 287-5878
Bob.Cutlip@gladstonecompanies.com

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 14, 2018 and certain other filings we make with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Commercial Corporation